EXHIBIT 99.2

For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189




       COMMONWEALTH BANCORP, INC. TO REPURCHASE SHARES OF COMMON STOCK
       ---------------------------------------------------------------

Norristown, PA, June 20, 2000 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has authorized the repurchase of up to 550,000 shares, or approximately 5 percent, of its outstanding common stock.

Repurchases are authorized to be made from time to time in open market transactions as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes and/or issuance pursuant to the Company's stock option plans.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 62 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.